Exhibit (q.2)

iSHARES, Inc.

OFFICER’S CERTIFICATE

I, Allison Pristash, the duly appointed Assistant Secretary of iShares, Inc. (the “Company”), do hereby certify that attached hereto as Exhibit A is a true and correct copy of the resolution from the meeting of the Board of Directors of the Company (the “Board”) held on March 4-5, 2024 (the “Meeting”). The resolution was duly adopted by the Board at the Meeting. The resolution has not been modified or rescinded since its adoption and is in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate on this 6th day of March, 2024.

By:	/s/ Allison Pristash
Name:	Allison Pristash
Title:	Assistant Secretary

Exhibit A

RESOLUTION OF THE BOARD

APPROVAL OF AUTHORIZATION OF CERTAIN OFFICERS OF THE FUNDS TO SIGN ON BEHALF OF THE COMPANIES PURSUANT TO A POWER OF ATTORNEY

iShares Trust

iShares, Inc.

iShares U.S. ETF Trust

RESOLVED, that pursuant to the power of attorney signed on March 5, 2024 by Jessica Tan, that Trent W. Walker, Marisa Rolland, Margery K. Neale, Benjamin J. Haskin, Shannon Ghia and Rachel Aguirre be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in Jessica Tan’s name and on her behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, on her behalf as the President and Principal Executive Officer of the Companies; and

FURTHER RESOLVED, that pursuant to the power of attorney signed on March 5, 2024 by Trent W. Walker, that Jessica Tan, Marisa Rolland, Devin Shaw and Bryan Bowers be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in Trent W. Walker’s name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, on his behalf as the Treasurer and Chief Financial Officer of the Companies.